Exhibit 99.1

NEWS

Contact:	Media:	Investment Community:	Shareholder Inquiries:	Media
	Glenn Ray	Equity: Raj Modi	800.555.5259 or	Information
	313.594.4410	313.323.8221	313.845.8540	Center:
	gray2@ford.com	Fixed Income:	stockinf@ford.com	800.665.1515 or
		Rob Moeller		313.621.0504
		313.621.0881		media@ford.com
		fordir@ford.com

IMMEDIATE RELEASE

FORD ANNOUNCES FIRST-QUARTER FINANCIAL RESULTS

•	Net income of 60 cents per share, or $1.21 billion.

•	Earnings from continuing operations of 62 cents per share, or $1.26 billion, excluding special items.*

•	Worldwide automotive pre-tax profits of $579 million, down $1.25 billion from the same period a year ago, excluding special items.

•	Financial Services sector pre-tax profit of $1.1 billion, up $33 million from a year ago.

•	Second-quarter earnings guidance is a range of a loss of 15 cents per share to breakeven, excluding special items.

•	Full-year earnings guidance of $1.25 to $1.50 per share from continuing operations, excluding special items, unchanged from April 8.

DEARBORN, Mich., April 20 — Ford Motor Company [NYSE: F] today reported net income of 60 cents per share, or $1.21 billion, for the first quarter of 2005. This compares with net income of 94 cents per share, or $1.95 billion, in the first quarter of 2004.

Ford’s first-quarter earnings from continuing operations, excluding special items, were 62 cents per share, or $1.26 billion.*

Ford’s total sales and revenue in the first quarter rose to $45.1 billion from $44.7 billion in the year-ago period.

* Earnings per share from continuing operations is calculated on a basis that includes pre-tax profit (excluding special items), provision for taxes and minority interest. See attachment for reconciliation to GAAP.

“The plan that we launched in 2002 has led to profits and positive cash flow,” said Bill Ford, chairman and chief executive officer. “Going forward, we will continue to focus on improving our quality, lowering our costs, and delivering exciting new products, as well as taking actions that strengthen our finances, optimize our global footprint and lead to the faster development of new products.”

The following discussion of the results of our automotive sector and business units is on a basis that excludes special items. See attachment for the nature and amount of these special items and a reconciliation to pre-tax results on a GAAP basis.

AUTOMOTIVE SECTOR

On a pre-tax basis, excluding special items of $106 million, worldwide automotive profits in the first quarter were $579 million, down by $1.25 billion from the same period a year ago.

Worldwide automotive sales for the first quarter rose to $39.3 billion from $38.8 billion in the same period last year. Worldwide vehicle-unit sales in the quarter were 1,716,000, down from 1,788,000 a year ago.

Operating-related cash flow was $800 million positive for the quarter. Automotive cash, marketable securities, loaned securities and short-term Voluntary Employee Beneficiary Association (VEBA) assets on March 31, 2005 were $22.9 billion, down from $23.6 billion at the end of the fourth-quarter.

THE AMERICAS

For the first quarter, the Americas reported a pre-tax profit of $740 million, excluding special items, down $1.24 billion from a $1.98 billion pre-tax profit in the same period a year ago.

North America: In the first quarter, Ford’s North American automotive operations reported pre-tax profit of $663 million, excluding special items, down $1.3 billion from a year ago. Lower volumes, higher costs, unfavorable currency exchange, and unfavorable net pricing contributed to the decline. Sales were $21.1 billion, down from $23.2 billion in the same period a year ago.

South America: Ford’s South American automotive operations reported a first-quarter pre-tax profit of $77 million, an increase of $62 million from first quarter 2004. The improvement reflected primarily higher volumes, favorable currency exchange, and higher pricing partially offset by higher commodity costs. Revenue for the first quarter increased to $866 million from $650 million in 2004.

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FORD EUROPE AND PREMIER AUTOMOTIVE GROUP (PAG)

The 2005 first-quarter combined pre-tax profit for Ford Europe and PAG automotive operations was $4 million, compared with a profit of $38 million for the year-ago period, excluding special items, a year-over-year deterioration of $34 million.

Ford Europe: Ford Europe’s first-quarter pre-tax profit was $59 million, compared with a pre-tax profit of $5 million, excluding special items, during the 2004 period. The improvement of $54 million primarily reflected higher volume and ongoing cost reductions. Ford Europe’s sales in the first quarter increased to $7.7 billion, compared with $6.5 billion during the first quarter of 2004.

Premier Automotive Group: PAG reported a pre-tax loss of $55 million for the first quarter, compared with a pre-tax profit of $33 million for the first quarter of 2004. The decline in results primarily reflected unfavorable currency exchange, offset partially by lower costs. First-quarter sales for PAG were $7.6 billion, compared with $6.8 billion a year ago.

FORD ASIA-PACIFIC and AFRICA/MAZDA

The 2005 first-quarter combined pre-tax profit for Ford Asia-Pacific and Africa/Mazda was $97 million, compared with $82 million for the year-ago period, a year-over-year improvement of $15 million.

Ford Asia-Pacific and Africa: For the first quarter of 2005, Ford Asia-Pacific and Africa reported a pre-tax profit of $43 million, an improvement of $15 million from the same period a year ago. The improvement primarily reflected higher volumes and a gain on the sale of Ford’s interest in Mahindra and Mahindra in India. Sales rose to $2 billion, compared with $1.6 billion during the first quarter of 2004.

Mazda: During the first quarter of 2005, Ford’s share of the pre-tax profit of Mazda and associated operations was $54 million, unchanged from the same period a year ago.

FORD MOTOR CREDIT COMPANY

Ford Motor Credit reported net income of $710 million in the first quarter of 2005, up $22 million from earnings of $688 million a year earlier. On a pre-tax basis, Ford Motor Credit earned $1.1 billion in the first quarter, unchanged from the previous year. The results primarily reflected improved credit loss performance, offset partially by the impact of a decline in volume and higher borrowing costs.

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HERTZ

 Hertz reported a first-quarter pre-tax profit of $33 million, a $40 million improvement from the $7 million pre-tax loss from the same period in 2004. The improvement reflected higher car and equipment rental volumes and higher proceeds from the disposal of used vehicles, partially offset by a highly competitive pricing environment in car rental markets.

OUTLOOK

 “As we previously announced, we have reduced our full-year earnings guidance for 2005 to a range of $1.25 to $1.50 per share, excluding special items. This outlook is based on our expectation of a tougher operating environment for the remainder of the year,” said Executive Vice President and Chief Financial Officer Don Leclair. “Consistent with this, we expect our second-quarter earnings per share, excluding special items, to range from a loss of 15 cents per share to breakeven.”

Full-year and second-quarter 2005 earnings-per-share guidance excludes the effect of special items, which are presently estimated to include charges related to the following items:

	2nd Quarter	Full Year
Premier Automotive Group Improvement Plan	$(0.02)	$(0.03)
Investments in Fuel Cell Technologies	(0.04)	(0.05)
Sale of a Non-Core Business	0	(0.02)
Visteon	(0.03)	tbd*
Salaried Reductions	(0.03)	(0.03)

TOTAL	$(0.12)	$(0.13)

* Ford expects to incur a charge to earnings associated with concluding a final agreement with Visteon, but at this time we are not able to provide any estimate.

FIRST-QUARTER RESULTS CONFERENCE CALL — APRIL 20

 Chairman and Chief Executive Officer Bill Ford, and Executive Vice President and Chief Financial Officer Don Leclair, will host a conference call beginning at 9:00 a.m. ET to discuss first-quarter financial results.

Following the earnings call, at 11:00 a.m. ET, Ford Vice President and Treasurer Ann Marie Petach, Ford Credit Vice Chairman and Chief Financial Officer David Cosper, and Ford Vice President and Controller Jim Gouin, will host a conference call for fixed income analysts and investors.

The presentations (listen-only) and supporting materials also will be available on the Internet at www.shareholder.ford.com. Representatives of the news media and the investment community participating by teleconference will have the opportunity to ask questions following the presentations.

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Conference Call Access Information

April 20

www.shareholder.ford.com

Toll Free:	800-599-9795

International:	617-786-2905

Earnings:	9:00 a.m. ET

Earnings Passcode:	“Ford Earnings Call”

Fixed Income:	11:00 a.m. ET

Fixed Income Passcode:	“Ford Fixed Income Call”

Replays

Available through April 27

www.shareholder.ford.com

Toll Free:	888-286-8010

International:	617-801-6888

Earnings Passcode:	29481628

Fixed Income Passcode:	55865600

Ford Motor Company, a global automotive industry leader based in Dearborn, Michigan, manufactures and distributes automobiles in 200 markets across six continents. With more than 324,000 employees worldwide, the Company’s core and affiliated automotive brands include Aston Martin, Ford, Jaguar, Land Rover, Lincoln, Mazda, Mercury and Volvo. Its automotive-related services include Ford Motor Credit Company and The Hertz Corporation.

- # # # -

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SAFE HARBOR

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

* greater price competition resulting from currency fluctuations, industry overcapacity or other factors;

* a significant decline in industry sales, particularly in the U.S. or Europe, resulting from slowing economic growth, geo-political events or other factors;
* lower-than-anticipated market acceptance of new or existing products;
* economic distress of suppliers that may require us to provide financial support or take other measures to ensure supplies of materials;
* work stoppages at Ford or supplier facilities or other interruptions of supplies;
* the discovery of defects in vehicles resulting in delays in new model launches, recall campaigns or increased warranty costs;
* increased safety, emissions, fuel economy or other regulation resulting in higher costs and/or sales restrictions;
* unusual or significant litigation or governmental investigations arising out of alleged defects in our products or otherwise;
* worse-than-assumed economic and demographic experience for our post- retirement benefit plans (e.g., investment returns, interest rates, healthcare cost trends, benefit improvements);
* currency or commodity price fluctuations, including rising steel prices;
* changes in interest rates;
* a market shift from truck sales in the U.S.;
* economic difficulties in any significant market;
* higher prices for, or reduced availability of, fuel;
* labor or other constraints on our ability to restructure our business;
* a change in our requirements or obligations under long-term supply arrangements pursuant to which we are obligated to purchase minimum quantities or a fixed percentage or pay minimum amounts;
* credit rating downgrades;
* inability to access debt or securitization markets around the world at competitive rates or in sufficient amounts;
* higher-than-expected credit losses;
* lower-than-anticipated residual values for leased vehicles;
* increased price competition in the rental car industry and/or a general decline in business or leisure travel due to terrorist attacks, acts of war, epidemic diseases or measures taken by governments in response thereto that negatively affect the travel industry; and
* our inability to implement the Revitalization Plan.

***

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ATTACHMENT

TOTAL COMPANY
2005 FIRST QUARTER INCOME FROM CONTINUING OPERATIONS
COMPARED WITH NET INCOME

	First Quarter

	Earnings		Memo:
	Per	After-Tax	Pre-Tax
	Share*	Profit	Profit
		(Mils.)	(Mils.)

Income from Continuing Operations
Excluding Special Items	$0.62	$1,260	$1,655

Special Items
- Fuel Cell Technology Charges	(0.02)	(39)	(39)
- Non-Core Business Held for Sale	(0.02)	(38)	(58)
- Visteon Charges	* *	(6)	(9)

Total Special Items	$(0.04)	$(83)	$(106)

Income from Continuing
Operations	$0.58	$1,177	$1,549

Discontinued Operations	0.02	35

Net Income	$0.60	$1,212

*	Earnings per share from continuing operations is calculated on a basis that includes pre-tax profit, provision for taxes, and minority interest
**	Less than $0.01

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FORD MOTOR COMPANY AND SUBSIDIARIES

SECTOR STATEMENT OF INCOME
For the Periods Ended March 31, 2005 and 2004
(in millions, except per share amounts)

	First Quarter
	2005	2004
	(unaudited)
AUTOMOTIVE
Sales	$39,332	$38,800
Costs and expenses
Cost of sales	35,553	34,054
Selling, administrative and other expenses	3,114	2,742

Total costs and expenses	38,667	36,796

Operating income/(loss)	665	2,004

Interest expense	402	385

Interest income and other non-operating income/(expense), net	153	145
Equity in net income/(loss) of affiliated companies	57	56

Income/(loss) before income taxes — Automotive	473	1,820

FINANCIAL SERVICES
Revenues	5,804	5,923
Costs and expenses
Interest expense	1,562	1,450
Depreciation	1,514	1,729
Operating and other expenses	1,467	1,348
Provision for credit and insurance losses	185	353

Total costs and expenses	4,728	4,880

Income/(loss) before income taxes — Financial Services	1,076	1,043

TOTAL COMPANY
Income/(loss) before income taxes	1,549	2,863
Provision for/(benefit from) income taxes	314	819

Income/(loss) before minority interests	1,235	2,044
Minority interests in net income/(loss) of subsidiaries	58	85

Income/(loss) from continuing operations	1,177	1,959
Income/(loss) from discontinued operations	35	(7)

Net income/(loss)	$1,212	$1,952

AMOUNTS PER SHARE OF COMMON AND CLASS B STOCK
Basic income/(loss)
Income/(loss) from continuing operations	$0.64	$1.07
Income/(loss) from discontinued operations	0.02	—

Net income/(loss)	$0.66	$1.07

Diluted income/(loss)
Income/(loss) from continuing operations	$0.58	$0.95
Income/(loss) from discontinued operations	0.02	(0.01)

Net income/(loss)	$0.60	$0.94

Cash dividends	$0.10	$0.10

Certain amounts in prior year’s financial statements have been reclassified to conform with current year presentation.

FORD MOTOR COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME
For the Periods Ended March 31, 2005 and 2004
(in millions, except per share amounts)

	First Quarter
	2005	2004
	(unaudited)
Sales and revenues
Automotive sales	$39,332	$38,800
Financial Services revenues	5,804	5,923

Total sales and revenues	45,136	44,723

Costs and expenses
Cost of sales	35,553	34,054
Selling, administrative and other expenses	6,095	5,819
Interest expense	1,964	1,835
Provision for credit and insurance losses	185	353

Total costs and expenses	43,797	42,061
Automotive interest income and other non-operating income/(expense), net	153	145
Automotive equity in net income/(loss) of affiliated companies	57	56

Income/(loss) before income taxes	1,549	2,863
Provision for/(benefit from) income taxes	314	819

Income/(loss) before minority interests	1,235	2,044
Minority interests in net income/(loss) of subsidiaries	58	85

Income/(loss) from continuing operations	1,177	1,959
Income/(loss) from discontinued operations	35	(7)

Net income/(loss)	$1,212	$1,952

AMOUNTS PER SHARE OF COMMON AND CLASS B STOCK
Basic income/(loss)
Income/(loss) from continuing operations	$0.64	$1.07
Income/(loss) from discontinued operations	0.02	—

Net income/(loss)	$0.66	$1.07

Diluted income/(loss)
Income/(loss) from continuing operations	$0.58	$0.95
Income/(loss) from discontinued operations	0.02	(0.01)

Net income/(loss)	$0.60	$0.94

Cash dividends	$0.10	$0.10

Certain amounts in prior year’s financial statements have been reclassified to conform with current year presentation.

FORD MOTOR COMPANY AND SUBSIDIARIES

SECTOR BALANCE SHEET
(in millions)

	March 31,	December 31,
	2005	2004
	(unaudited)
ASSETS
Automotive
Cash and cash equivalents	$9,532	$10,142
Marketable securities	9,210	8,291
Loaned securities	839	1,058

Total cash, marketable and loaned securities	19,581	19,491
Receivables, net	3,034	2,894
Inventories	11,482	10,766
Deferred income taxes	3,734	3,837
Other current assets	8,229	8,916

Total current assets	46,060	45,904
Equity in net assets of affiliated companies	1,962	1,907
Net property	41,759	42,904
Deferred income taxes	10,095	10,894
Goodwill and other intangible assets	6,111	6,374
Assets of discontinued/held-for-sale operations	159	188
Other assets	9,837	9,455

Total Automotive assets	115,983	117,626
Financial Services
Cash and cash equivalents	13,813	13,368
Investments in securities	929	1,216
Finance receivables, net	106,048	113,824
Net investment in operating leases	32,475	31,763
Retained interest in sold receivables	8,028	9,166
Goodwill and other intangible assets	900	897
Assets of discontinued/held-for-sale operations	2,456	2,186
Other assets	10,963	13,746
Receivable from Automotive	1,633	2,753

Total Financial Services assets	177,245	188,919

Total assets	$293,228	$306,545

LIABILITIES AND STOCKHOLDERS’ EQUITY
Automotive
Trade payables	$17,389	$16,026
Other payables	4,182	4,269
Accrued liabilities	33,729	33,573
Debt payable within one year	947	977
Current payable to Financial Services	672	1,382

Total current liabilities	56,919	56,227
Long-term debt	17,101	17,458
Other liabilities	35,807	35,699
Deferred income taxes	1,897	3,042
Liabilities of discontinued/held-for-sale operations	47	46
Payable to Financial Services	961	1,371

Total Automotive liabilities	112,732	113,843
Financial Services
Payables	2,598	2,394
Debt	143,214	154,538
Deferred income taxes	10,496	10,549
Other liabilities and deferred income	7,560	8,206
Liabilities of discontinued/held-for-sale operations	112	93

Total Financial Services liabilities	163,980	175,780
Minority interests	846	877
Stockholders’ equity
Capital stock
Common Stock, par value $0.01 per share (1,837 million shares issued)	18	18
Class B Stock, par value $0.01 per share (71 million shares issued)	1	1
Capital in excess of par value of stock	5,224	5,321
Accumulated other comprehensive income/(loss)	(150)	1,258
Treasury stock	(1,628)	(1,728)
Earnings retained for use in business	12,205	11,175

Total stockholders’ equity	15,670	16,045

Total liabilities and stockholders’ equity	$293,228	$306,545

Certain amounts in prior year’s financial statements have been reclassified to conform with current year presentation.

FORD MOTOR COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
(in millions)

	March 31,	December 31,
	2005	2004
	(unaudited)
ASSETS
Cash and cash equivalents	$23,345	$23,510
Marketable securities	10,139	9,507
Loaned securities	839	1,058
Finance receivables, net	102,552	110,749
Other receivables, net	6,530	5,969
Net investment in operating leases	32,475	31,763
Retained interest in sold receivables	8,028	9,166
Inventories	11,482	10,766
Equity in net assets of affiliated companies	2,872	2,835
Net property	43,395	44,549
Deferred income taxes	2,926	4,830
Goodwill and other intangible assets	7,011	7,271
Assets of discontinued/held-for-sale operations	2,615	2,374
Other assets	26,379	29,511

Total assets	$280,588	$293,858

LIABILITIES AND STOCKHOLDERS’ EQUITY
Payables	$24,169	$22,689
Accrued liabilities	31,392	31,187
Debt	161,262	172,973
Other liabilities and deferred income	43,226	43,777
Deferred income taxes	3,864	6,171
Liabilities of discontinued/held-for-sale operations	159	139

Total liabilities	264,072	276,936
Minority interests	846	877
Stockholders’ equity
Capital stock
Common Stock, par value $0.01 per share (1,837 million shares issued)	18	18
Class B Stock, par value $0.01 per share (71 million shares issued)	1	1
Capital in excess of par value of stock	5,224	5,321
Accumulated other comprehensive income/(loss)	(150)	1,258
Treasury stock	(1,628)	(1,728)
Earnings retained for use in business	12,205	11,175

Total stockholders’ equity	15,670	16,045

Total liabilities and stockholders’ equity	$280,588	$293,858

Certain amounts in prior year’s financial statements have been reclassified to conform with current year presentation.

FORD MOTOR COMPANY AND SUBSIDIARIES

CONDENSED SECTOR STATEMENT OF CASH FLOWS
For the Periods Ended March 31, 2005 and 2004
(in millions)

	First Quarter 2005		First Quarter 2004
		Financial		Financial
	Automotive	Services	Automotive	Services
	(unaudited)		(unaudited)

Cash and cash equivalents at January 1	$10,142	$13,368	$6,856	$16,352

Cash flows from operating activities before securities trading	2,449	3,453	2,556	5,569
Net sales/(purchases) of trading securities	(599)	8	(2,267)	(8)

Net cash flows from operating activities	1,850	3,461	289	5,561

Cash flows from investing activities
Capital expenditures	(1,436)	(125)	(1,199)	(76)
Acquisitions of retail and other finance receivables and operating leases	—	(14,035)	—	(13,586)
Collections of retail and other finance receivables and operating leases	—	12,762	—	12,191
Net (acquisitions)/collections of wholesale receivables	—	(1,463)	—	(1,920)
Net acquisitions of daily rental vehicles	—	(1,283)	—	(1,041)
Purchases of securities	(1,808)	(114)	(1,342)	(2)
Sales and maturities of securities	1,540	391	1,380	196
Proceeds from sales of retail and other finance receivables and operating leases	—	8,373	—	1,680
Proceeds from sales of wholesale receivables	—	1,443	—	964
Proceeds from sale of businesses	39	—	100	—
Net investing activity with Financial Services	415	—	851	—
Other	(42)	(153)	4	299

Net cash (used in)/provided by investing activities	(1,292)	5,796	(206)	(1,295)

Cash flows from financing activities
Cash dividends	(183)	—	(183)	—
Net sales/(purchases) of Common Stock	(14)	—	(60)	—
Changes in short-term debt	(17)	(403)	(156)	4,881
Proceeds from issuance of other debt	76	5,446	148	4,343
Principal payments on other debt	(373)	(13,939)	(1,377)	(15,491)
Net financing activity with Automotive	—	(415)	—	(851)
Other	(3)	(18)	(10)	(2)

Net cash (used in)/provided by financing activities	(514)	(9,329)	(1,638)	(7,120)

Effect of exchange rate changes on cash	56	(193)	(12)	(61)
Net transactions with Automotive/Financial Services	(710)	710	(95)	95

Net increase/(decrease) in cash and cash equivalents	(610)	445	(1,662)	(2,820)

Cash and cash equivalents at March 31	$9,532	$13,813	$5,194	$13,532

Certain amounts in prior year’s financial statements have been reclassified to conform with current year presentation.

FORD MOTOR COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
For the Periods Ended March 31, 2005 and 2004
(in millions)

	First Quarter
	2005	2004
	(unaudited)

Cash and cash equivalents at January 1	$23,510	$23,208

Cash flows from operating activities before securities trading	5,767	7,143
Net sales/(purchases) of trading securities	(591)	(2,275)

Net cash flows from operating activities	5,176	4,868

Cash flows from investing activities
Capital expenditures	(1,561)	(1,275)
Acquisitions of retail and other finance receivables and operating leases	(14,035)	(13,586)
Collections of retail and other finance receivables and operating leases	12,877	12,217
Net acquisitions of daily rental vehicles	(1,283)	(1,041)
Purchases of securities	(1,922)	(1,344)
Sales and maturities of securities	1,931	1,576
Proceeds from sales of retail and other finance receivables and operating leases	8,373	1,680
Proceeds from sale of businesses	39	100
Other	(195)	303

Net cash (used in)/provided by investing activities	4,224	(1,370)

Cash flows from financing activities
Cash dividends	(183)	(183)
Net sales/(purchases) of Common Stock	(14)	(60)
Changes in short-term debt	(420)	4,725
Proceeds from issuance of other debt	5,522	4,491
Principal payments on other debt	(14,312)	(16,868)
Other	(21)	(12)

Net cash (used in)/provided by financing activities	(9,428)	(7,907)

Effect of exchange rate changes on cash	(137)	(73)

Net increase/(decrease) in cash and cash equivalents	(165)	(4,482)

Cash and cash equivalents at March 31	$23,345	$18,726

Certain amounts in prior year’s financial statements have been reclassified to conform with current year presentation.